Exhibit 10.28
Third Amendment to Consulting Agreement
This Third Amendment to that certain Consulting Agreement entered into on April 12, 2006 (as amended by the First Amendment effective May 1, 2008 and by the Second Amendment effective May 1, 2009), between Robert L. Parker (“Parker”), an individual who resides in Tulsa, Oklahoma, and Parker Drilling Company, a Delaware corporation (the “Company”) is effective as of the 1st day of May 2010 (the “Effective Date”).
     WHEREAS, the Company’s board of directors has determined that it is in the best interests of the Company to extend the Consulting Agreement for one year upon agreement to the terms set forth in this Third Amendment; and
WHEREAS, Parker is willing to extend the Consulting Agreement for one year in accordance with the terms contained in this Third Amendment;
     NOW, THEREFORE, in consideration of the covenants and conditions contained herein, the parties hereby agree to amend the Consulting Agreement as follows:
1.	Section 3 shall be amended to provide that the Consulting Term shall be extended for one (1) year through April 30, 2011, subject to earlier termination as provided in paragraph 2 below. As compensation for providing consulting services, the Company shall pay Parker the amounts specified in paragraph 2 below from and after the Effective Date of this Third Amendment.

2.	Section 5 shall be amended to provide that the only payments and benefits payable to Parker, from and after the Effective Date of this Third Amendment until the termination of the Consulting Term, shall be a consulting fee of $10,000 per month, payable by the fifth (5th) calendar day of each month.

3.	Section 27 shall be amended to reflect that notices to the Company shall be sent to:
Parker Drilling Company
Attention: General Counsel
5 Greenway Plaza, Suite 100
Houston, Texas 77046
4.	Except as specifically amended by this Third Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Parker and the Company have executed this Third Amendment to be effective as of the date first written above.

PARKER DRILLING COMPANY		ROBERT L. PARKER

By:	/s/ David Mannon	/s/ Robert L. Parker

David Mannon		Robert L. Parker
President and Chief Executive Officer
Parker Drilling | Third Amendment to Consulting Agreement with Robert L. Parker